EXHIBIT 23.22
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CONSENT OF INDEPENDENT REGISTEREED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-89189 of Dollar Thrifty Automotive Group, Inc. on Form S-8 of our report dated June 25, 2004, appearing in the Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP
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Tulsa, Oklahoma
June 25, 2004